UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 12, 2007
(Exact Name of Registrant as specified in its charter)

Delaware	1-14987	31-1333930

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)
8323 Walton Parkway
New Albany, Ohio 43054
(614) 775-3500
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
New Credit Facility
     Tween Brands, Inc. (the “Company”) entered into a new unsecured $275 million Credit Agreement, dated as of September 12, 2007, with Bank of America, N.A., as Administrative Agent and the various Lenders party thereto (the “New Credit Facility”).
     The New Credit Facility provides for a $100 million revolving line of credit, which can be increased to up to $150 million at the option of the Company under certain circumstances. The New Credit Facility is available for direct borrowing, issuance of letters of credit, stock repurchases, and general corporate purchases. A portion of the New Credit Facility in an aggregate amount not to exceed $20 million is available for swingline loans. The New Credit Facility also contains a delayed draw term loan in an aggregate principal amount not to exceed $175 million (the “Term Loan”) and is available for financing repurchases of the Company’s stock. The New Credit Facility is scheduled to mature on September 12, 2012.
     The New Credit Facility is guarantied by all current and future domestic subsidiaries of the Company (the “Guarantors”).
     The New Credit Facility is unsecured unless a Triggering Event (as defined in the New Credit Facility) occurs. Upon the occurrence of a Triggering Event, the New Credit Facility will be secured by a first priority perfected security position on all inventory, accounts, documents of title relating to inventory and letter of credit rights of the Company and Guarantors and the proceeds therefrom. The New Credit Facility provides that the security shall be released under certain circumstances, including upon the occurrence of a Release Event (as defined in the New Credit Facility).
     The New Credit Facility replaces a $100 million unsecured Credit Agreement dated October 28, 2005, as amended by the First Amendment to the Credit Agreement dated as of June 16, 2006, and the Second Amendment to the Credit Agreement dated as of May 21, 2007, by and between the Company and National City Bank, as agent for the lenders party thereto (the “Prior Credit Facility”). The Prior Credit Facility, which was scheduled to expire on October 28, 2010, was terminated concurrently with the execution of the New Credit Facility.
     Except for the use of the Term Loan to fund the Company’s repurchase of shares as described below, as of the date hereof, the Company has no direct borrowings outstanding under the New Credit Facility. Direct borrowings under the New Credit Facility bear interest, at the Company’s option, at a margin over either LIBOR or a Base Rate (as each such term is defined in the New Credit Facility). The New Credit Facility requires the Company to maintain certain financial covenants:
•	A minimum ratio of Consolidated EBITDAR (as such term is defined in the New Credit Facility) for the period of four (4) consecutive fiscal quarters then ended to the sum of Consolidated Interest Expense (as such term is defined in the New Credit Facility) for such period and Consolidated Minimum Rent (as such term is defined in the New Credit Facility) for such period, and

•	A maximum ratio of Consolidated Total Debt (as such term is defined in the New Credit Facility) as of the end of the most recently ended fiscal quarter to Consolidated EBITDAR (as such term is defined in the New Credit Facility) for the period of four (4) consecutive fiscal quarters then ended.

     The New Credit Facility also contains covenants that, subject to specified exceptions, restrict the Company’s ability to, among other things:
•	incur additional debt;

•	merge with or acquire other companies, liquidate or dissolve;

•	sell, transfer, lease or dispose of assets; and

•	make loans, investments or guarantees.
     Upon the occurrence of an event of default under the New Credit Facility, the lenders may cease making loans, terminate the New Credit Facility, and declare all amounts outstanding to be immediately due and payable.
     The foregoing description of the New Credit Facility and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the complete text of the New Credit Facility. A copy of the New Credit Facility is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Share Repurchase Program
     The Board of Directors has authorized the Company to repurchase up to $175 million of its outstanding common shares (the “New Share Repurchase Program”). On September 13, 2007, the Company entered into an agreement with Bank of America, N.A. (“Bank of America”), pursuant to which the Company will purchase from Bank of America on September 14, 2007, 5,200,000 shares of its commonstock for an initial purchase price of $27.55 per share as part of an accelerated share repurchase program (the “ASR”). The Term Loan, described above, will be used to fund the ASR, and accordingly, approximately $143.3 million has been borrowed under the Term Loan in connection with the initial purchase of shares under the ASR. To the extent that funds from the Term Loan remain after effecting the ASR, the Company may use those remaining funds to repurchase shares from time to time in the open market or in other negotiated transactions under the New Share Repurchase Program, in accordance with Securities and Exchange Commission requirements and limitations set forth in the ASR. The ASR supplements the remaining $148.3 million under the authorization approved by the Board of Directors on May 24, 2007 (the “Current Share Repurchase Program”). There can be no assurance that the Company will repurchase any additional shares under the Current Share Repurchase Program or the remaining portion of the New Share Repurchase Program.
     Pursuant to the ASR, Bank of America is expected to purchase shares of the Company’s common stock in the open market during a period not to exceed five months. The initial price of the shares purchased by the Company from Bank of America is subject to a price adjustment based on the volume weighted average price of the shares during this period. Upon completion of the ASR, the Company may be required to pay a price adjustment based on the average market price of shares of the Company’s common stock (subject to a pre-established maximum price adjustment for a portion of the transaction) during an averaging period, which is expected not to exceed five months.
     The foregoing description of the ASR and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the complete text of the ASR agreement. A copy of the ASR agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 1.02    Termination of a Material Definitive Agreement.
     The disclosure required by this item is included in “Item 1.01. Entry into a Material Definitive Agreement,” which is incorporated herein by reference.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosure required by this item is included in “Item 1.01. Entry into a Material Definitive Agreement,” which is incorporated herein by reference.
Item 7.01    Regulation FD Disclosure.
     On September 13, 2007, the Company issued a press release announcing the events described above and updating the Company’s earnings guidance for the quarter ending November 3, 2007, and the quarter and year ending February 2, 2008. A copy of the press release is furnished as Exhibit 99.1 hereto, and is incorporated herein by reference.
     The information contained or incorporated by reference into this Form 8-K includes various “forward-looking statements” specifically related to potential future share repurchases and the Company’s financial performance for fiscal 2007 and beyond, within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable securities laws. Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “target,” “predict,” “believe,” “intend,” “plan,” “expect,” “hope,” “risk,” “could,” “pro forma,” “potential,” “prospects,” “outlook,” or similar words. These statements discuss potential future share repurchases, future expectations, contain projections regarding future developments, operations or financial conditions, or state other forward-looking information. These forward-looking statements involve various important risks, uncertainties and other factors that could cause our actual results for 2007 to differ materially from those expressed. The following factors, among others, could affect our future financial performance and cause actual future results to differ materially from those expressed or implied in any forward-looking statements contained in or incorporated by reference into this Form 8-K, and could affect the amount, if any of, any future share repurchases: changes in consumer spending patterns, consumer preferences and overall economic conditions; decline in the demand for our merchandise; the impact of competition and pricing; the effectiveness of our brand awareness and marketing programs; our share price, a significant change in the regulatory environment applicable to our business; risks associated with our sourcing and logistics functions; the impact of modifying and implementing new information technology systems; changes in existing or potential trade restrictions, duties, tariffs or quotas; currency and exchange risks; availability of suitable store locations at appropriate terms; ability to develop new merchandise; ability to hire and train associates; the potential impact of health concerns relating to severe infectious diseases, particularly on manufacturing operations of our vendors in Asia and elsewhere; acts of terrorism in the U.S. or worldwide; and other risks that may be described in other reports and filings we make with the Securities and Exchange Commission, including, but not limited to, our Forms 10-Q for the quarterly periods ended May 5, 2007 and August 4, 2007, and our Form 10-K for the fiscal year ended February 3, 2007. Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. Therefore, there can be no assurance that the forward-looking statements included here will prove to be accurate. The inclusion of forward-looking statements should not be regarded a representation by us, or any other person, that our objectives will be achieved. The forward-looking statements made herein are based on information presently available to us, as the management of the Company. We assume no obligation to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

Item 9.01. Exhibits.
(c) Exhibits.

Exhibit No.		Description

10.1	*	Credit Agreement, dated as of September 12, 2007, by and among Tween Brands, Inc., each of Tween Brands, Inc.’s domestic subsidiaries, as Guarantors, Bank of America, N.A., as Administrative Agent, and the various Lenders party thereto.

10.2	*	Enhanced Overnight Share Repurchase Agreement, dated September 13, 2007, by and between Tween Brands, Inc. and Bank of America, N.A.

99.1	**	Press release, dated September 13, 2007.
___________________
  *Filed with this Report.
**Furnished with this Report.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWEEN BRANDS, INC.

Date: September 14, 2007	By:	/s/ Paul C. Carbone

Paul C. Carbone Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)